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                                                                    EXHIBIT 3.30

                          AMENDED AND RESTATED BYLAWS
                                       OF
                             BSG ALLIANCE/IT, INC.
                         (formerly BSG Education, Inc.)

                             A DELAWARE CORPORATION

                                ---------------

                                   ARTICLE I

                               REGISTERED OFFICE

     The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, as the same may be amended from time to time, or such other office (which need not be a place of business or principal office of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1.  Place of Meetings.     All meetings of the stockholders shall
be held at the principal office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

     Section 2. Quorum; Required Vote for Stockholder Action; Adjournment of Meetings. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote at such meeting of stockholders, shall constitute a quorum at any such meeting for the transaction of business. The affirmative vote of the holders of a majority of such stock so present or represented at such meeting at which a quorum is present shall constitute the act of the stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to destroy the quorum.


     Notwithstanding other provisions of the Certificate of Incorporation or these Bylaws, the Chairman of the meeting of stockholders or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the
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adjourned meeting. If the adjournment is for more than thirty (30) days, or if, subsequent to the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the most recent annual meeting of stockholders. If the Board of Directors has not fixed a place for the holding of the annual meeting of stockholders in accordance with this Article II, Section 3, such annual meeting shall be held at the principal place of business of the Corporation.

     Section 4. Special Meetings. Unless otherwise provided in the Certificate of Incorporation, or these Bylaws, special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the Board of Directors, the President, or such other person or persons as may be authorized in the Certificate of Incorporation or, unless the Certificate of Incorporation provides otherwise, the holder(s) of at least ten percent (10%) of the stock entitled to vote at the proposed special meetings.

     If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining stockholders entitled to call a special meeting shall be the date any stockholder first signs the notice of that meeting. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by these Bylaws may be conducted at a special meeting of the stockholders.

     Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in connection with any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing such record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.

     If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived in accordance with Article VIII, Section 3 of these Bylaws, the close of business on the day next preceding the day on which the meeting of stockholders is held.

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     If, in accordance with Article II, Section 12 hereof, corporate action without a meeting of stockholders is to be taken, the Board of Directors may fix a record date for determining stockholders entitled to consent in writing to such corporate action, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than ten (10) days subsequent to the date on which the resolution fixing the record date is adopted by the Board of Directors.

     If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend, distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in connection with any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.  Notice of Meetings.    Written or printed notice stating the
place, day, and hour of all meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when addressed to the stockholder, at his address as it appears on the stock transfer records of the Corporation, postage prepaid, and deposited in the United States mail. An affidavit of the Secretary, an Assistant Secretary, or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


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     SECTION 7.  VOTING LIST. The officer or agent having charge of the stock transfer records of the Corporation shall prepare and make, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the course of the meeting. The original stock transfer records shall be prima facie evidence as to the identity of those stockholders entitled to examine such voting list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this Article II, Section 7 shall not affect the validity of any action taken at such meeting.

     SECTION 8.  PROXIES.     Each stockholder entitled to vote at a meeting of
stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary or such other officer as the Board of Directors may from time to time determine by resolution prior to or at the time of such meeting. All proxies shall be received and taken charge of, and all ballots shall be received and canvassed, by the Secretary of the meeting, who shall decide all questions with respect to the validity of such proxies, the qualification of voters, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the Chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

     No proxy shall be valid after three (3) years from the date of its execution, unless such proxy provides for a longer period. Each proxy, unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power, shall be revocable.

     Should a proxy designate two or more persons to act as proxies, unless such instrument shall expressly provide otherwise, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or consent thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority cannot agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue, if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

     SECTION 9.  VOTING; INSPECTORS; ELECTIONS.    Unless otherwise required by
law or provided in the Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of stock entitled to vote thereon, which is registered in his name on the record date for such meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent,

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or proxy as the bylaws (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

     At any meeting at which a vote is taken by ballot, the Chairman of such meeting may appoint one or more inspectors, each of whom shall sign an oath or affirmation to faithfully execute, to the best of his ability and with strict impartiality, the duties of inspector at such meeting. Such inspector shall receive the ballots, count the votes, and make and sign a certificate of the result thereof. The Chairman of the meeting may appoint any person to serve as inspector; provided, however, that no candidate for the office of director shall be appointed as an inspector.

     All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, all other matters shall be determined by a majority of the votes cast.

     Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

     Section 10. Conduct of Meetings. All meeting of the stockholders shall be presided over by the Chairman of the meeting, who shall be the Chairman of the Board (if any) or if he is not present, the President, or if neither the Chairman of the Board (if any) nor the President is present, a Chairman elected at such meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a Secretary shall be appointed by the Chairman of the meeting. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, as seem to him in order. Unless the Chairman of the meeting shall otherwise determine, the order of business shall be as follows:

     (a)  Calling of meeting to order.
     (b) Election of a Chairman and the Appointment of a Secretary if necessary.
     (c)  Presentation of proof of the due calling of the meeting.
     (d)  Presentation and examination of proxies and determination of a quorum.
     (e)  Reading and settlement of the minutes of the previous meeting.
     (f)  Reports of officers and committees.
     (g) The election of directors, if an annual meeting or a meeting called for that purpose.
     (h)  Unfinished business.
     (i)  New business.
     (j)  Adjournment

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     Section 11.  Treasury Shares. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting of stockholders, shares of the Corporation's own stock owned by the Corporation, shares of the Corporation's own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or shares of the Corporation's own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted for quorum purposes or in determining the number of outstanding shares.

     Section 12. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders by law, the Certificate of Incorporation, or these Bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock holding not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent shall be delivered to the Corporation's registered office, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature thereto, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first consent delivered to the Corporation in the manner required by this Article II, Section 12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

     Prompt notice of the taking of corporate action without a meeting, by less than a unanimous written consent, shall be given by the Secretary to those stockholders who did not consent in writing to such action.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1.  Power Number; Term of Office.   The powers of the Corporation
shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under, the direction of the Board of Directors.

     Unless otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of any incumbent director may be made by the Board of Directors). If the Board of Directors does not make such determination, the number of directors shall be that number set forth in the Certificate of Incorporation as the number of directors constituting the initial Board of Directors. Each director shall hold office for the term for which

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he is elected and thereafter until his successor shall have been elected and qualified or until his earlier death, resignation, or removal.

     Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders or residents of the State of Delaware.

     Section 2. Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Certificate of Incorporation or these Bylaws, a majority of the total number of directors fixed by or in the manner provided in the Certificate of Incorporation or these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the act of a majority of the directors present at such meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.  Meetings; Order of Business.     The directors may hold their
meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any) or, in his absence, by the President (if the President is a director), or by resolution of the Board of Directors.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President, or on written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable, or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII,
Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law, the Certificate of Incorporation, or these Bylaws.

     Section 6.  Removal.     Any one or more directors or the entire Board of
Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors for the particular directors being removed; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors or, if there be classes of directors, at an election of the class of directors of which such director is a part.


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     Section 7.  Vacancies; Increases in the Number of Directors.  Unless
otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the Certificate of Incorporation entitles the holders of any class or classes of stock or series thereof to elect one (1) or more directors, vacancies and newly-created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly-created directorships shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be duly elected and qualified.

     Section 8. Compensation. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

     Section 9. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

     Unless otherwise provided in the Certificate of Incorporation, subject to the requirement for notice of such meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors, in its discretion, may submit any act or contract for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and present in person or represented by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding on the Corporation and on all the stockholders as if it had been approved or ratified


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by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, and such consent shall be as valid and as binding on the Corporation and on all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

                                  ARTICLED IV

                                   COMMITTEES

     Section 1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including an executive committee, each such committee consisting of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors with regard to amending the Certificate of Incorporation (except that a committee may, to the extent authorized by the Certificate of Incorporation and the Delaware General Corporation Law, fix certain terms of shares of stock to be issued by the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering, or repealing the Bylaws or adopting new Bylaws for the Corporation. Further, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

       Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Article IV, Section 1 hereof shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures or by resolution of such committee or Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 3 of this Article IV, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution.


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     Section 3.  Substitution of Members.   The Board of Directors may designate
one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE V

                                    OFFICERS

     Section 1. Number; Titles; Term of Office. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer or Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

     Section 2.  Salaries.    The salaries or other compensation, if any, of
the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

     Section 3.  Removal.     Any officer or agent elected or appointed by the
Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at any regular meeting or at a special meeting called for such purpose, provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

     Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

     Section 5. Powers and Duties of the Chief Executive Officer. The Chairman of the Board, or if none, the President, shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management, and control of the properties, business, and operations of the Corporation, with all such powers as may be reasonably incident to such responsibilities. The Chief Executive Officer may agree on and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. The Chief Executive Officer shall have such


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
other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board of Directors.

       Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board of Directors.

       Section 7. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have authority to agree on and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (if a director) of the Board of Directors. The President shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board of Directors.

       Section 8. Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chief Executive Officer, Chairman of the Board (if any), or President, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chief Executive Officer, Chairman of the Board (if any), or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer, Chairman of the Board (if any), or the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board of Directors unless he is a director.

       Section 9. Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board of Directors. He shall perform all acts incident to the position of Chief Financial Officer or Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors. The Chief Financial Officer or Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

       Section 10. Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Chief Financial Officer or Treasurer, the Chief Executive Officer, or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer's absence or inability or refusal to act.

     Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors, and of the stockholders in books provided for such purpose; he shall attend to the giving and serving of all notices; he may, in the name of the Corporation, affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director on application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

     Section 12.  Assistant Secretaries.     Each Assistant Secretary (if any)
shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Chief Executive Officer, the Board of Directors, or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary's absence or inability or refusal to act.

     Section 13. Action with Respect to Securities of Other Corporations. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES, AND AGENTS

       Section 1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI and to any applicable standard of conduct set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment), against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such Proceeding and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this
Article VI shall be deemed contractual rights, and no amendment, modification, or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification, or repeal. It is expressly acknowledged that the indemnification conferred in this Article VI could involve indemnification for negligence or under theories of strict liability.


     Section 2. Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation for the reasonable expenses incurred by a person entitled to be indemnified under Section 1 (other than agents) who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only on delivery to the Corporation of a written affirmation by such director, officer, or employee of his good faith belief that he has met the standard of conduct necessary for indemnification under this
Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

       Section 3. Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

       Section 4. Nonexclusivity of Rights. The right to indemnification and advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right that a director, officer, employee, or agent indemnified pursuant to this Article VI, may have or hereafter acquire under any law, provision of the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise.

       Section 5. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under this Article VI.

     Section 6. Stockholder Notification. To the extent required by law, any indemnification of or advance of expenses to a director, officer, employee, or agent in accordance with this Article VI shall be reported in writing to the stockholders with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission to stockholders of a consent to action without a meeting and, in any case, within the 12-month period immediately subsequent to the date of the indemnification or advance.

     Section 7. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any grounds by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee, or agent indemnified in accordance with this Article VI as to costs, charges, and reasonable expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any Proceeding, to the full extent permitted by any applicable and valid portion of this Article VI and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                 CAPITAL STOCK

     Section 1. Certificates of Stock. The shares of the capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may determine by resolution that some or all of any or all the classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, on request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board (if any) or the President or Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

     Section 2.  Transfer of Shares.    The shares of stock of the Corporation
shall only be transferable on the books of the Corporation by the holders thereof, in person or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares (or on compliance with the provisions of Article VII, Section 5 hereof, if applicable). On surrender to the Corporation or a transfer agent of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer (or on compliance with the provisions of Article VII, Section 5 hereof, if applicable), and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of a legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner-in-fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent, exercising or waiving any preemptive rights, or giving proxies with respect to such shares; and neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares.

     Section 4.  Regulations Regarding Certificates.   The Board of Directors
shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of capital stock of the Corporation.

     Section 5. Lost, Stolen, Destroyed, or Mutilated Certificates. The Board of Directors may determine the conditions on which a new certificate of stock may be issued in place of any certificate which is alleged to have been lost, stolen, destroyed, or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed, or mutilated.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be as established from time to time by the Board of Directors.

     Section 2.  Corporate Seal.   The Board of Directors may procure a suitable
seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer, the Assistant Treasurer, or the Assistant Secretary.

     Section 3.  Notice and Waiver of Notice.     Whenever any notice is
required to be given by law, the Certificate of Incorporation, or these Bylaws, except with respect to notices of meetings of stockholders (with respect to which the provisions of Article II, Section 6 hereof apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Article III, Section 6 hereof apply), said notice shall be deemed to be sufficient if given (i) by telegraphic, cable, or wireless transmission, or (ii) by deposit of such postage-prepaid notice in a post office box, addressed to the person entitled thereto at his address as it appears on the records of the Corporation. Such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

     Whenever notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including, without limitation, a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or a committee of directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation or these Bylaws.

     Section 4. Resignations. Any director, member of a committee, or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of such resignation shall not be necessary for its effectiveness, unless expressly so provided in the resignation.

     Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures specifically authorized elsewhere in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used as determined by the Board of Directors.

     Section 6. Reliance on Books, Reports and Records. A member of the Board of Directors, or a member of any committee thereof, shall be fully protected in relying in good faith on the records of the Corporation and on such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities, and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

                                   ARTICLE IX

                                   AMENDMENTS

     The original or other Bylaws of the Corporation may be adopted, amended, or repealed by the stockholders entitled to vote; provided, however, the Corporation may, in the Certificate of Incorporation, confer the power to adopt, amend, or repeal Bylaws on the directors. The fact that such power has been so conferred on the directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal Bylaws.